10F-3 REPORT

         CONSULTING GROUP CAPITAL MARKETS FUNDS
           EMERGING MARKETS EQUITY INVESTMENTS
             MANAGED BY: FOREIN & COLONIAL

        August 1, 2000 through October 31, 2000

                    Trade                              % of
Issuer              Date   Selling Dealer Shares Price Issue(1)

Petroleo Brasileiro 8/9/00 Merrill Lynch  8,600  24.00 0.00%*

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

*Amount represents less than 0.01%.




                     10F-3 REPORT

         CONSULTING GROUP CAPITAL MARKETS FUNDS
          MULT-SECTOR FIXED INCOME INVESTMENTS
          MANAGED BY: WESTERN ASSET MANAGEMENT

        August 1, 2000 through October 31, 2000

                     Trade                  Face           % of
Issuer               Date    Selling Dealer Amount Price   Issue(1)

Koninklijke KPN NV   9/27/00 USB Warburg    20,000 99.7510 0.00%
8.375% due 10/1/2030

Telefonica Europe BV 9/14/00 J.P. Morgan    20,000 99.9580 0.00
8.250% due 9/15/2030

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.





                     10F-3 REPORT

         CONSULTING GROUP CAPITAL MARKETS FUNDS
          MULT-SECTOR FIXED INCOME INVESTMENTS
          MANAGED BY: WESTERN ASSET MANAGEMENT

        August 1, 2000 through October 31, 2000

                     Trade                     Face           % of
Issuer               Date    Selling Dealer    Amount  Price  Issue(1)

HCA-Healthcare Comp. 8/18/00 Chase Securities 250,000 99.53 0.45%A 8.75% due 9/1/2010

U.S. Can Company     9/26/00 Banc of America   250,000 100.00 0.67B
12.325% due 10/1/2010

Host Marriott        9/29/00 Morgan Stanley    150,000 98.714 0.46C
9.50% due 10/1/2007          DLJ/Deutsche Bank

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $2,000,000 by other SB Mutual Funds.
B - Includes purchases of $750,000 by other SB Mutual Funds.
C - Includes purchases of $1,000,000 by other SB Mutual Funds.





                     10F-3 REPORT

         CONSULTING GROUP CAPITAL MARKETS FUNDS
          MULT-SECTOR FIXED INCOME INVESTMENTS
      MANAGED BY: ALLIANCE CAPITAL MANAGEMENT CORP.

        November 1, 2000 through January 31, 2001

                      Trade                  Face           % of
Issuer                Date    Selling Dealer Amount  Price  Issue(1)

HCA-Healthcare Comp.  1/23/01 Merrill Lynch  150,000 99.487 0.35%A
875% due 2/1/2011

MGM Grand/Mirage      1/18/01 Merrill Lynch  150,000 100.00 0.16B
375% due 2/1/2011

McLeod USA Inc.       1/4/01  Goldman Sachs  150,000 100.00 0.21C
11.375% due 1/1/2009

Stone Container Corp. 1/18/01 Morgan Stanley 150,000 100.00 0.15D
9.75% due 2/1/2011               Dean Witter

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.

A - Includes purchases of $1,600,000 by other SB Mutual Funds. B - Includes purchases of $500,000 by other SB Mutual Funds.
C - Includes purchases of $800,000 by other SB Mutual Funds.
D - Includes purchases of $1,475,000 by other SB Mutual Funds.